Exhibit 99.2


OMNIA



SUPPLEMENTAL FINANCIAL & OPERATING DATA

THIRD QUARTER ENDED SEPTEMBER 30, 2022


JACK
CASINO
VICI


MGM

VICI Q3 2022 Supplemental Financial & Operating Data 2 Disclaimers Forward Looking Statements Certain statements in this presentation are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based on VICI Properties Inc.’s (“VICI” or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical facts and by the use of words such as “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward- looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. Among those risks, uncertainties and other factors are: the impact of changes in general economic conditions and market developments, including rising inflation, rising interest rates, supply chain disruptions, consumer confidence levels, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy; the impact of the rise in interest rates on us, including our ability to successfully pursue investments in, and acquisitions of, additional properties and to obtain debt financing for such investments at attractive interest rates, or at all; the impact of the COVID-19 pandemic on our and our tenants' financial condition, results of operations, cash flows and performance (including the impact of actions taken to contain the pandemic or mitigate its impact, the direct and indirect economic effects of the pandemic and containment measures on our tenants, and the ability of our tenants to successfully operate their businesses); risks associated with our recently completed transactions, including our ability or failure to realize the anticipated benefits thereof; our dependence on subsidiaries of Caesars Entertainment, Inc. (“Caesars”), Century Casinos, Inc. (“Century Casinos”), the Eastern Band of Cherokee Indians (“EBCI”), Seminole Hard Rock Entertainment, Inc. (“Hard Rock”), Rock Ohio Ventures LLC (“JACK Entertainment”), MGM Resorts International (“MGM”), PENN Entertainment, Inc. (“PENN Entertainment”), and an affiliate of certain funds managed by affiliates of Apollo Global Management, Inc. (“Venetian Las Vegas Tenant”) as tenants of our properties and Caesars, Century Casinos, EBCI, Hard Rock, JACK Entertainment, MGM and PENN Entertainment, or certain of their respective subsidiaries as guarantors of the lease payments and the negative consequences any material adverse effect on their respective businesses could have on us; the effects of our recently completed transactions on us, including the future impact on our financial condition, financial and operating results, cash flows, strategy and plans; the anticipated benefits of certain arrangements with certain tenants relating to our funding of “same store” capital improvements in exchange for increased rent pursuant to the terms of our existing lease agreements with such tenants, which we collectively refer to as the Partner Property Growth Fund; our borrowers’ ability to repay their outstanding loan obligations to us; our dependence on the gaming industry; our ability to pursue our business and growth strategies may be limited by our substantial debt service requirements and by the requirement that we distribute 90% of our real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity-level U.S. federal income taxes; our inability to maintain our qualification for taxation as a REIT; the impact of extensive regulation from gaming and other regulatory authorities; the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties and the completion of any transactions on a timely basis, or at all, or the imposition of conditions to such regulatory approvals; the possibility that our tenants may choose not to renew our lease agreements following the initial or subsequent terms of the leases; restrictions on our ability to sell our properties subject to our lease agreements; our tenants and any guarantors’ historical results may not be a reliable indicator of their future results; our substantial amount of indebtedness, including indebtedness assumed and incurred by us in connection with our recently completed transactions, and ability to service, refinance and otherwise fulfill our obligations under such indebtedness; our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows; our inability to successfully pursue investments in, and acquisitions of, additional properties; our ability to obtain the financing necessary to complete acquisitions or related transactions on the terms we currently expect in a timely manner, or at all; the possibility that any transactions may not be completed or that completion may be unduly delayed, and the potential adverse impact on our business, operations and stock price; the possibility that we identify significant environmental, tax, legal or other issues that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our recently completed transactions; the possibility of adverse tax consequences as a result of our recently completed transactions, including tax protection agreements to which we are a party; increased volatility in our stock price, including as a result of our pending and recently completed transactions; our inability to maintain our qualification for taxation as a REIT; our reliance on distributions received from VICI Properties OP LLC, our operating partnership, and its subsidiaries to make distributions to our stockholders; our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time; and competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Tenant and Other Company Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars, Century Casinos, EBCI, Hard Rock, JACK Entertainment, MGM, PENN Entertainment, Venetian Las Vegas Tenant and other companies included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC and MGM, as the parent and guarantor of MGM Lessee, LLC, the Company's significant lessees, have been filed with the Securities and Exchange Commission (“SEC”). Certain financial and other information for our tenants, guarantors, borrowers and other companies included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data and Trademark Information This presentation contains estimates and information concerning the Company's industry, including market position, rent growth, corporate governance, and other analyses of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. The brands operated at our properties are trademarks of their respective owners. None of these owners nor any of their respective officers, directors, agents or employees have approved any disclosure contained in this presentation or are responsible or liable for the content of this presentation. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included in the Appendix at the end of this presentation. Financial Data Financial information provided herein is as of September 30, 2022 unless otherwise indicated.

Corporate Overview

VICI

About VICI Properties (NYSE: VICI)

VICI Properties Inc. is an S&P 500® experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. VICI Properties' national, geographically diverse portfolio consists of 43 gaming facilities comprising over 122 million square feet and features approximately 58,700 hotel rooms and more than 450 restaurants, bars, nightclubs and sportsbooks. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment, Inc., Century Casinos, Inc., the Eastern Band of Cherokee Indians, Hard Rock International Inc., JACK Entertainment LLC, MGM Resorts International, PENN Entertainment, Inc., and The Venetian Las Vegas. The Company has a growing array of investing and financing partnerships with leading non-gaming experiential operators, including Great Wolf Resorts, Cabot, Canyon Ranch and Chelsea Piers. VICI Properties also owns four championship golf courses and 34 acres of undeveloped and underdeveloped land adjacent to the Las Vegas Strip. VICI Properties' strategy is to create the nation's highest quality and most productive experiential real estate portfolio.

Senior Management

Edward Pitoniak	Chief Executive Officer & Director
John Payne	President & Chief Operating Officer
David Kieske	EVP, Chief Financial Officer
Samantha Gallagher	EVP, General Counsel & Secretary
Gabriel Wasserman	SVP, Chief Accounting Officer
Kellan Florio	SVP, Chief Investment Officer

Board of Directors

Board of Directors		Independent
James Abrahamson	Director, Chairman of the Board	✓
Diana Cantor	Director, Audit Committee Chair	✓
Monica Douglas	Director	✓
Elizabeth Holland	Director, Nominating & Governance Committee Chair	✓
Craig Macnab	Director, Compensation Committee Chair	✓
Edward Pitoniak	Chief Executive Officer & Director	
Michael Rumbolz	Director	✓

Covering Equity Analysts

Firm	Analyst	Phone	Email
BofA Merrill Lynch	Shaun Kelley	(646) 855-1005	Shaun.kelley@baml.com
Capital One Securities	Neil Malkin	(571) 633-8191	Neil.malkin@capitalone.com
CBRE	John DeCree	(702) 691-3213	John.decree@cbre.com
Citi	Smedes Rose	(212) 816-6243	Smedes.rose@citi.com
Deutsche Bank	Carlo Santarelli	(212) 250-5815	Carlo.santarelli@db.com
Evercore ISI	Steve Sakwa	(212) 446-9462	Steve.sakwa@evercoreisi.com
Green Street Advisors	Spenser Allaway	(949) 640-8780	Sallaway@greenstreetadvisors.com
Jefferies	David Katz	(212) 323-3355	Dkatz@jefferies.com
JMP Securities	Mitch Germain	(212) 906-3537	Mgermain@jmpsecurities.com
J.P. Morgan	Anthony Paolone	(212) 622-6682	Anthony.paolone@jpmorgan.com
Keybanc	Todd Thomas	(917) 368-2286	Tthomas@key.com
Ladenburg Thalmann & Co.	John Massocca	(212) 409-2543	Jmassocca@ladenburg.com
Macquarie Capital	Chad Beynon	(212) 231-2634	Chad.beynon@macquarie.com
Morgan Stanley	Ronald Kamdem	(212) 296-8319	Ronald.kamdem@morganstanley.com
Raymond James	RJ Milligan	(727) 567-2585	Rjmilligan@raymondjames.com
Robert W. Baird	Wesley Golladay	(216) 737-7510	Wgolladay@rwbaird.com
Scotiabank	Greg McGinniss	(212) 225-6906	Greg.mcginniss@scotiabank.com
SMBC Nikko Securities	Richard Anderson	(646) 521-2351	Randerson@smbcnikko-si.com
Stifel Nicolaus	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Truist Securities	Barry Jonas	(212) 590-0998	Barry.jonas@truist.com
Wolfe Research	Andrew Rosivach	(646) 582-9250	Arosivach@wolferesearch.com

Covering Fixed Income Analysts

Firm	Analyst	Phone	Email
BofA Merrill Lynch	James Kayler	(646) 855-9223	James.f.kayler@baml.com
Deutsche Bank	Luis Chinchilla	(212) 250-9980	Luis.chinchilla@db.com
Goldman Sachs	Komal Patel	(212) 357-9774	Komal.patel@gs.com
J.P. Morgan	Mark Streeter	(212) 834-5086	Mark.streeter@jpmorgan.com
J.P. Morgan	Michael Pace	(212) 270-6530	Michael.pace@jpmorgan.com

Contact Information

Corporate Headquarters
VICI Properties Inc.
535 Madison Ave., 20th Fl
New York, NY 10022
(646) 949-4631

Public Markets Detail
Ticker: VICI
Exchange: NYSE

Transfer Agent
Computershare
7530 Lucerne Drive, Suite 305
Cleveland, OH 44130
(800) 962-4284
www.computershare.com

Website
www.viciproperties.com

Investor Relations
investors@viciproperties.com

Public Relations
pr@viciproperties.com

VICI Q3 2022 Supplemental Financial & Operating Data

3

VICI Q3 2022 Supplemental Financial & Operating Data 4 Table of Contents Consolidated Balance Sheets 6-7 Consolidated Statements of Operations 8-9 Non-GAAP Financial Measures 10-11 2022 Guidance 16 Portfolio Overview 20-21 Summary of Current Lease Terms 22-24 Recently Announced Transaction Activity 25 Definitions of Non-GAAP Financial Measures 29 5 Portfolio Diversification 19 Revenue Detail 12-13 Portfolio & Financial Highlights Debt Detail 17 Embedded Growth Pipeline 27-28 Annualized Contractual Rent and Income from Loans 15 Investment & Capital Markets Activities 26 An S&P 500® Company BREIT Joint Venture Detail 14 Capitalization & Key Credit Metrics 18

VICI

Portfolio & Financial Highlights

(amounts in thousands, except per share, portfolio and property data)

Financial Highlights as of September 30, 2022

	Three Months Ended				
	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021
Net Income (Loss) Per Common Share					
Basic	$0.34	($0.06)	$0.35	$0.45	$0.29
Diluted	$0.34	($0.06)	$0.35	$0.44	$0.28
Funds From Operations Per Common Share[1]					
Basic	$0.35	($0.06)	$0.35	$0.45	$0.29
Diluted	$0.35	($0.06)	$0.35	$0.44	$0.28
Adjusted Funds From Operations Per Common Share[1]					
Basic	$0.49	$0.48	$0.45	$0.44	$0.46
Diluted	$0.49	$0.48	$0.44	$0.44	$0.45
Net Income (Loss) Attributable to Common Stockholders	$330,905	($57,706)	$240,383	$281,479	$161,862
Adjusted EBITDA Attributable to Common Stockholders[1]	$638,614	$564,490	$357,967	$329,300	$324,544
Annualized Dividend Per Share	$1.56	$1.44	$1.44	$1.44	$1.44
Dividend Yield at Period End	5.2%	4.8%	5.1%	4.8%	5.1%

Summary Capitalization

Equity Market Capitalization[2]	$29,113,445
Total Debt	$15,453,000
Cash, Cash Equivalents & Short-Term Investments	$726,105
Enterprise Value	$43,840,340
LQA Net Leverage Ratio[3]	5.8x

Portfolio Highlights

Portfolio Summary

Properties	43
Golf Courses	4
Developable Las Vegas Strip Land	34 acres
States	15
Metropolitan Statistical Areas ("MSAs")	20
Weighted Average Remaining Lease Term, Including Renewal Options (as of 9/30/2022)	43.7 years
Occupancy Rate	100%

Geographic Diversity



% of Total Square Footage

Las Vegas	55%	Boston	2%
Philadelphia	13%	Dallas	1%
New Orleans	5%	Cincinnati	1%
Detroit	4%	Kansas City	1%
Washington D.C.	3%	Omaha	1%
San Francisco	2%	Laughlin	1%
Chicago	2%	Pittsburgh	1%
Cleveland	2%	New York	0.4%
Louisville	2%	Nashville	0.4%
Memphis	2%	St. Louis	0.2%

44% Las Vegas / 56% Regional (By % of Rent)[4,5]

Tenant Diversity (Pro Forma)[4]



% of Rent[5]

Caesars	43%
MGM	33%
Venetian	9%
Hard Rock	5%
PENN	3%
JACK	3%
Century Casinos	2%
Cherokee Nation	1%
EBCI	1%

80% Public Tenants / 20% Private Tenants (By % of Rent)[4,5]

1. See "Non-GAAP Financial Measures" on pages 10-11 of this presentation for the reconciliations and "Definitions of Non-GAAP Financial Measures" on page 29 of this presentation for the definitions of these Non-GAAP Financial Measures.
2. Based on 963.1 million shares of VICI common stock and 12.2 million additional operating partnership units of VICI Properties OP LLC ("OP Units") held by third parties and closing share price of $29.85 on September 30, 2022.
3. LQA Net Leverage Ratio is defined as Total Debt less Cash, Cash Equivalents & Short Term Investments divided by last quarter annualized ("LQA") Adjusted EBITDA for the quarter ended September 30, 2022. LTM Net Leverage for the period ended September 30, 2022 was 7.8x. For the LTM period ended September 30, 2022, Adjusted EBITDA reflects the impact of the MGP acquisition for the period from the date of its consummation, April 29, 2022, to September 30, 2022, and, as a result, the LTM Net Leverage Ratio as of September 30, 2022 does not reflect a full 12 months of income from the MGP acquisition. See "Q3'22 LQA Net Leverage" on page 18 for more information and reconciliations on this metric.
4. Pro forma for (i) VICI's pending acquisition of the leasehold interest in the land and buildings associated with Rocky Gap Casino Resort ("Rocky Gap"), (ii) MGM's pending sale of the operations of the Mirage Hotel & Casino (the "Mirage") to Hard Rock and (iii) MGM's pending sale of the operations of the Gold Strike Casino Resort ("Gold Strike") to CNE Gaming Holdings LLC, a subsidiary of Cherokee Nation Businesses, L.L.C. ("Cherokee Nation"), all of which are subject to customary closing conditions and regulatory approvals. No assurance can be provided that these transactions will close on the anticipated timeline or at all. Please refer to page 25 of this presentation for additional details regarding these pending transactions.
5. Based on annualized contractual rent as of November 2022, including initial annual rent for pending Rocky Gap acquisition. MGM Master Lease rent is allocated based on internal rent allocations by property location.

VICI Q3 2022 Supplemental Financial & Operating Data

5

VICI Q3 2022 Supplemental Financial & Operating Data 6 (amounts in thousands, except share and per share data) Consolidated Balance Sheets September 30, 2022 December 31, 2021 Assets Real estate portfolio: Investments in leases - sales-type, net 17,011,585$ 13,136,664$ Investments in leases - financing receivables, net 16,441,616 2,644,824 Investments in loans, net 579,805 498,002 Investment in unconsolidated affiliate 1,463,230 — Land 153,560 153,576 Cash and cash equivalents 518,383 739,614 Short-term investments 207,722 — Other assets 932,081 424,693 Total assets 37,307,982$ 17,597,373$ Liabilities Debt, net 13,730,503$ 4,694,523$ Accrued expenses and deferred revenue 202,888 113,530 Dividends payable 380,174 226,309 Other liabilities 932,120 375,837 Total liabilities 15,245,685 5,410,199 Stockholders' equity 9,631 6,289 — — Additional paid-in capital 21,641,945 11,755,069 Accumulated other comprehensive income 191,314 884 Retained (deficit) earnings (133,311) 346,026 Total VICI stockholders' equity 21,709,579 12,108,268 Non-controlling interests 352,718 78,906 Total stockholders' equity 22,062,297 12,187,174 Total liabilities and stockholders' equity 37,307,982$ 17,597,373$ Common stock, $0.01 par value, 1,350,000,000 shares authorized and 963,093,424 and 628,942,092 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at September 30, 2022 and December 31, 2021

Consolidated Balance Sheets – Quarterly

VICI

(amounts in thousands, except share and per share data)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Assets				
Real estate portfolio:				
Investments in leases - sales-type, net	$ 17,011,585	$ 17,075,857	$ 17,113,699	$ 13,136,664
Investments in leases - financing receivables, net	16,441,616	16,486,522	2,650,633	2,644,824
Investments in loans, net	579,805	545,162	513,128	498,002
Investment in unconsolidated affiliate	1,463,230	1,464,766	—	—
Land	153,560	153,576	153,576	153,576
Cash and cash equivalents	518,383	614,001	568,702	739,614
Short-term investments	207,722	—	—	—
Other assets	932,081	949,333	741,583	424,693
Total assets	**$ 37,307,982**	**$ 37,289,217**	**$ 21,741,321**	**$ 17,597,373**
Liabilities				
Debt, net	$ 13,730,503	$ 13,721,500	$ 5,297,014	$ 4,694,523
Accrued expenses and deferred revenue	202,888	173,734	99,062	113,530
Dividends payable	380,174	346,526	269,276	226,309
Other liabilities	932,120	932,570	592,183	375,837
Total liabilities	**15,245,685**	**15,174,330**	**6,257,535**	**5,410,199**
Stockholders' equity				
Common stock	9,631	9,631	7,484	6,289
Preferred stock	—	—	—	—
Additional paid-in capital	21,641,945	21,644,198	14,971,890	11,755,069
Accumulated other comprehensive income	191,314	197,275	109,495	884
Retained (deficit) earnings	(133,311)	(88,610)	315,809	346,026
Total VICI stockholders' equity	21,709,579	21,762,494	15,404,678	12,108,268
Non-controlling interest	352,718	352,393	79,108	78,906
Total stockholders' equity	22,062,297	22,114,887	15,483,786	12,187,174
Total liabilities and stockholders' equity	**$ 37,307,982**	**$ 37,289,217**	**$ 21,741,321**	**$ 17,597,373**

VICI Q3 2022 Supplemental Financial & Operating Data

7

Consolidated Statements of Operations

VICI

(amounts in thousands, except share and per share data)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Revenues				
Income from sales-type leases	$ 376,048	$ 292,059	$ 1,077,952	$ 873,337
Income from lease financing receivables and loans	350,945	70,205	685,544	210,578
Other income	17,862	6,936	41,811	20,897
Golf revenues	6,688	6,504	25,484	21,602
Total revenues	751,543	375,704	1,830,791	1,126,414
Operating expenses				
General and administrative	12,063	8,379	33,311	24,092
Depreciation	816	771	2,371	2,320
Other expenses	17,862	6,936	41,811	20,897
Golf expenses	5,186	5,143	16,330	14,881
Change in allowance for credit losses[1]	232,763	9,031	865,459	(24,453)
Transaction and acquisition expenses	1,947	177	19,366	9,689
Total operating expenses	270,637	30,437	978,648	47,426
Income from unconsolidated affiliate	22,719	—	37,853	—
Interest expense	(169,354)	(165,099)	(370,624)	(321,953)
Interest income	3,024	26	3,897	75
Loss from extinguishment of debt	—	(15,622)	—	(15,622)
Income before income taxes	337,295	164,572	523,269	741,488
Income tax expense	(417)	(388)	(1,844)	(2,128)
Net income	336,878	164,184	521,425	739,360
Less: Net income attributable to non-controlling interests	(5,973)	(2,322)	(7,843)	(6,988)
Net income attributable to common stockholders	$ 330,905	$ 161,862	$ 513,582	$ 732,372
Net (loss) income per common share				
Basic	$ 0.34	$ 0.29	$ 0.61	$ 1.35
Diluted	$ 0.34	$ 0.28	$ 0.60	$ 1.31
Weighted average number of shares of common stock outstanding				
Basic	962,573,646	555,153,692	848,839,357	542,843,855
Diluted	964,134,340	571,894,545	850,823,037	557,113,510
Impact to net (loss) income related to non-cash change in allowance for credit losses - CECL[1]	**$ (232,763)**	**$ (9,031)**	**$ (865,459)**	**$ 24,453**
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ (0.24)	$ (0.02)	$ (1.02)	$ 0.05
Diluted	$ (0.24)	$ (0.02)	$ (1.02)	$ 0.04

1. Refer to Note 5 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 for further details.

VICI Q3 2022 Supplemental Financial & Operating Data

8

Consolidated Statements of Operations – Quarterly

VICI

(amounts in thousands, except share and per share data)

	Three Months Ended			
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Revenues				
Income from sales-type leases	$ 376,048	$ 375,169	$ 326,735	$ 294,635
Income from lease financing receivables and loans	350,945	261,721	72,878	72,664
Other income	17,862	15,563	8,386	6,911
Golf revenues	6,688	10,170	8,626	8,944
Total revenues	751,543	662,623	416,625	383,154
Operating expenses				
General and administrative	12,063	11,782	9,466	9,030
Depreciation	816	779	776	771
Other expenses	17,862	15,563	8,386	6,911
Golf expenses	5,186	5,859	5,285	5,881
Change in allowance for credit losses[1]	232,763	551,876	80,820	4,899
Transaction and acquisition expenses	1,947	16,664	755	713
Total operating expenses	270,637	602,523	105,488	28,205
Income from unconsolidated affiliate	22,719	15,134	—	—
Interest expense	(169,354)	(133,128)	(68,142)	(70,437)
Interest income	3,024	780	93	45
Income (loss) before income taxes	337,295	(57,114)	243,088	284,557
Income tax expense	(417)	(1,027)	(400)	(759)
Net income (loss)	336,878	(58,141)	242,688	283,798
Less: Net (income) loss attributable to non-controlling interests	(5,973)	435	(2,305)	(2,319)
Net income (loss) attributable to common stockholders	$ 330,905	$ (57,706)	$ 240,383	$ 281,479
Net income (loss) per common share				
Basic	$ 0.34	$ (0.06)	$ 0.35	$ 0.45
Diluted	$ 0.34	$ (0.06)	$ 0.35	$ 0.44
Weighted average number of shares of common stock outstanding				
Basic	962,573,646	896,545,880	684,341,045	628,632,771
Diluted[2]	964,134,340	896,545,880	687,914,683	637,407,750

Impact to net (loss) income related to non-cash change in allowance for credit losses - CECL[1]	**$ (232,763)**	**$ (551,876)**	**$ (80,820)**	**$ (4,899)**
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ (0.24)	$ (0.62)	$ (0.12)	$ (0.01)
Diluted	$ (0.24)	$ (0.62)	$ (0.12)	$ (0.01)

1. Refer to Note 5 – Allowance for Credit Losses within our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 for further details.
2. For the calculation of diluted net income (loss) per common share for the quarter ending June 30, 2022, the diluted weighted average number of shares of common stock outstanding is equal to the basic weighted average number of shares of common stock outstanding. Refer to page 11 for further details.

VICI Q3 2022 Supplemental Financial & Operating Data

9

Non-GAAP Financial Measures

VICI

(amounts in thousands, except share and per share data)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Net income attributable to common stockholders	$ 330,905	$ 161,862	$ 513,582	$ 732,372
Real estate depreciation	—	—	—	—
Joint venture depreciation and non-controlling interest adjustments	9,743	—	17,053	—
Funds From Operations (FFO) attributable to common stockholders[1]	**340,648**	**161,862**	**530,635**	**732,372**
Non-cash leasing and financing adjustments	(108,553)	(30,865)	(230,522)	(88,063)
Non-cash change in allowance for credit losses	232,763	9,031	865,459	(24,453)
Non-cash stock-based compensation	3,493	2,395	9,359	7,067
Transaction and acquisition expenses	1,947	177	19,366	9,689
Amortization of debt issuance costs and original issue discount	10,326	34,098	38,294	50,723
Other depreciation	785	742	2,280	2,228
Capital expenditures	(437)	(131)	(1,093)	(1,638)
(Gain) loss on extinguishment of debt and interest rate swap settlements	—	79,861	(5,405)	79,861
Joint venture non-cash adjustments and non-controlling interest adjustments	(10,315)	250	(22,171)	773
Adjusted Funds From Operations (AFFO) attributable to common stockholders[1]	**470,657**	**257,420**	**1,206,202**	**768,559**
Interest expense, net	156,004	66,736	333,838	206,916
Income tax expense	417	388	1,844	2,128
Joint venture adjustments and non-controlling interest adjustments	11,536	—	19,187	—
Adjusted EBITDA attributable to common stockholders[1]	**$ 638,614**	**$ 324,544**	**$ 1,561,071**	**$ 977,603**
Net income per common share				
Basic	$ 0.34	$ 0.29	$ 0.61	$ 1.35
Diluted	$ 0.34	$ 0.28	$ 0.60	$ 1.31
FFO per common share				
Basic	$ 0.35	$ 0.29	$ 0.63	$ 1.35
Diluted	$ 0.35	$ 0.28	$ 0.62	$ 1.31
AFFO per common share				
Basic	$ 0.49	$ 0.46	$ 1.42	$ 1.42
Diluted	$ 0.49	$ 0.45	$ 1.42	$ 1.38
Weighted average number of shares of common stock outstanding - Net Income, FFO and AFFO				
Basic	962,573,646	555,153,692	848,839,357	542,843,855
Diluted	964,134,340	571,894,545	850,823,037	557,113,510

1. See definitions of Non-GAAP Financial Measures on page 29 of this presentation.

VICI Q3 2022 Supplemental Financial & Operating Data

10

Non-GAAP Financial Measures – Quarterly

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended			
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net income (loss) income attributable to common stockholders	$ 330,905	$ (57,706)	$ 240,383	$ 281,479
Real estate depreciation	—	—	—	—
Joint venture depreciation and non-controlling interest adjustments	9,743	7,310	—	—
Funds From Operations (FFO) attributable to common stockholders[1]	**340,648**	**(50,396)**	**240,383**	**281,479**
Non-cash leasing and financing adjustments	(108,553)	(86,405)	(35,564)	(31,363)
Non-cash change in allowance for credit losses	232,763	551,876	80,820	4,899
Non-cash stock-based compensation	3,493	3,236	2,630	2,304
Transaction and acquisition expenses	1,947	16,664	755	713
Amortization of debt issuance costs and original issue discount	10,326	11,991	15,977	20,729
Other depreciation	785	749	746	742
Capital expenditures	(437)	(202)	(454)	(852)
(Gain) loss on extinguishment of debt and interest rate swap settlements	—	(5,405)	—	—
Joint venture non-cash adjustments and non-controlling interest adjustments	(10,315)	(12,058)	202	227
Adjusted Funds From Operations (AFFO) attributable to common stockholders[1]	**470,657**	**430,050**	**305,495**	**278,878**
Interest expense, net	156,004	125,762	52,072	49,663
Income tax expense	417	1,027	400	759
Joint venture adjustments and non-controlling interest adjustments	11,536	7,651	—	—
Adjusted EBITDA attributable to common stockholders[1]	**$ 638,614**	**$ 564,490**	**$ 357,967**	**$ 329,300**
Net income (loss) per common share				
Basic	$ 0.34	$ (0.06)	$ 0.35	$ 0.45
Diluted	$ 0.34	$ (0.06)	$ 0.35	$ 0.44
FFO per common share				
Basic	$ 0.35	$ (0.06)	$ 0.35	$ 0.45
Diluted	$ 0.35	$ (0.06)	$ 0.35	$ 0.44
Weighted average number of shares of common stock outstanding - Net Income (Loss) and FFO				
Basic	962,573,646	896,545,880	684,341,045	628,632,771
Diluted	964,134,340	896,545,880	687,914,683	637,407,750
AFFO per common share				
Basic	$ 0.49	$ 0.48	$ 0.45	$ 0.44
Diluted	$ 0.49	$ 0.48	$ 0.44	$ 0.44
Weighted average number of shares of common stock outstanding - AFFO				
Basic	962,573,646	896,545,880	684,341,045	628,632,771
Diluted[2]	964,134,340	897,362,588	687,914,683	637,407,750

1. See definitions of Non-GAAP Financial Measures on page 29 of this presentation.
2. For the three months ended June 30, 2022, the diluted weighted average number of shares of common stock outstanding in relation to AFFO is adjusted to include the dilutive effect, using the treasury stock method, of the assumed conversion of our restricted stock in the amount of 816,708 shares. For the three months ended June 30, 2022, such amounts have been excluded from the diluted weighted average number of shares of common stock in relation to net income (loss) and FFO as these were in loss positions and the effect of inclusion would have been anti-dilutive.

VICI Q3 2022 Supplemental Financial & Operating Data

11

Revenue Detail

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Contractual revenue from sales-type leases				
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet[1]	$ 122,729	$ 126,603	$ 368,187	$ 384,683
Caesars Las Vegas Master Lease	105,556	100,652	316,668	301,956
The Venetian Resort Las Vegas Lease	62,500	—	150,298	—
Greektown Lease	12,830	12,829	38,490	40,255
Hard Rock Lease	11,010	10,848	33,030	32,544
Caesars Southern Indiana Lease	8,166	2,437	24,416	2,437
Century Master Lease	6,376	6,313	19,128	18,939
Margaritaville Lease	5,953	5,866	17,831	17,604
Income from sales-type leases non-cash adjustment[2]	40,928	26,511	109,904	74,919
Income from sales-type leases	376,048	292,059	1,077,952	873,337
Contractual revenue from lease financing receivables				
MGM Master Lease	215,000	—	363,112	—
Harrah's NOLA, AC, and Laughlin	39,663	39,077	118,989	117,231
JACK Entertainment Master Lease	17,250	16,470	51,191	49,410
Income from lease financing receivables non-cash adjustment[2]	67,629	4,631	120,614	13,498
Income from lease financing receivables	339,542	60,178	653,906	180,139
Contractual interest income				
Senior Secured Loans	9,508	10,033	27,723	30,516
Mezzanine Loans	1,898	271	3,910	276
Income from loans non-cash adjustment[2]	(3)	(277)	5	(353)
Income from loans	11,403	10,027	31,638	30,439
Income from lease financing receivables and loans	350,945	70,205	685,544	210,578
Other income	17,862	6,936	41,811	20,897
Golf revenues	6,688	6,504	25,484	21,602
Total revenues	$ 751,543	$ 375,704	$ 1,830,791	$ 1,126,414

Note: Revenue attributable to the BREIT JV is accounted for in Income from Unconsolidated Affiliates. Please see page 14 for more information.

1. On September 3, 2021, in connection with EBCI's acquisition of the operations of Caesars Southern Indiana, VICI entered into a triple-net lease agreement with EBCI and the annual base rent payment under the Caesars Regional Master Lease was reduced by $32.5 million.
2. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q3 2022 Supplemental Financial & Operating Data

12

VICI

Revenue Detail – Quarterly

(amounts in thousands, except share and per share data)

	Three Months Ended			
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Contractual revenue from sales-type leases				
Caesars Regional Master Lease (excluding Harrah's NOLA, AC, and Laughlin) & Joliet	$ 122,729	$ 122,729	$ 122,729	$ 122,127
Caesars Las Vegas Master Lease	105,556	105,556	105,556	103,923
The Venetian Resort Las Vegas Lease	62,500	62,500	25,298	-
Greektown Lease	12,830	12,830	12,830	12,830
Hard Rock Lease	11,010	11,010	11,010	11,010
Caesars Southern Indiana Lease	8,166	8,125	8,125	8,125
Century Master Lease	6,376	6,376	6,376	6,311
Margaritaville Lease	5,953	5,954	5,924	5,865
Income from sales-type leases non-cash adjustment[1]	40,928	40,089	28,887	24,444
Income from sales-type leases	376,048	375,169	326,735	294,635
Contractual revenue from lease financing receivables				
MGM Master Lease	215,000	148,112	—	—
Harrah's NOLA, AC, and Laughlin	39,663	39,663	39,663	39,470
JACK Entertainment Master Lease	17,250	17,251	16,690	16,470
Income from lease financing receivables non-cash adjustment[1]	67,629	46,319	6,666	6,929
Income from lease financing receivables	339,542	251,345	63,019	62,869
Contractual interest income				
Senior Secured Loans	9,508	9,185	9,030	9,269
Mezzanine Loans	1,898	1,194	818	537
Income from loans non-cash adjustment[1]	(3)	(3)	11	(11)
Income from loans	11,403	10,376	9,859	9,795
Income from lease financing receivables and loans	350,945	261,721	72,878	72,664
Other income	17,862	15,563	8,386	6,911
Golf revenues	6,688	10,170	8,626	8,944
Total revenues	$ 751,543	$ 662,623	$ 416,625	$ 383,154

Note: Revenue attributable to the BREIT JV is accounted for in Income from Unconsolidated Affiliates. Please see page 14 for more information.
1. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q3 2022 Supplemental Financial & Operating Data

13

VICI Q3 2022 Supplemental Financial & Operating Data 14 BREIT Joint Venture Detail Note: Operating data represents VICI’s 50.1% share of BREIT JV revenues and expenses. As the MGP acquisition (including the acquisition of VICI’s share in the BREIT JV) closed in Q2’22, there is no comparable prior year comparison. (amounts in thousands, except share and per share data) Company's Pro‐Rata Share of BREIT Joint Venture Operations: Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 Lease income 49,439$ —$ 83,498$ —$ Expenses Depreciation 10,497 — 17,728 — General and administrative 99 — 203 — Interest expense 13,731 — 23,134 — Basis difference amortization 2,394 — 4,581 — Total expenses 26,721 — 45,645 — Income from unconsolidated affiliates 22,719$ —$ 37,853$ —$ Company's Pro‐Rata Share of BREIT Joint Venture Operations ‐ Quarterly: Three Months Ended September 30, 2022 June 30, 2022 March 30, 2022 June 30, 2022 Lease income 49,439$ 34,058$ —$ —$ Expenses Depreciation 10,497 7,231 — — General and administrative 99 103 — — Interest expense 13,731 9,403 — — Basis difference amortization 2,394 2,187 — — Total expenses 26,721 18,924 ‐ — Income from unconsolidated affiliates 22,719$ 15,134$ —$ —$

Annualized Contractual Rent and Income from Loans

($ in millions, as of November 2022)

VICI

	Assets Per Lease	Locations	Annualized Rent
Annualized Contractual Rent			
MGM Master Lease	13	Las Vegas / Regional	$860.0
Caesars Regional Master Lease & Joliet Lease	16	Regional	703.7
Caesars Las Vegas Master Lease	2	Las Vegas	454.5
The Venetian Resort Las Vegas Lease	1	Las Vegas	250.0
Pro Rata Share of MGM Grand / Mandalay Bay BREIT JV Master Lease[1]	2	Las Vegas	152.2
JACK Entertainment Master Lease	2	Regional	69.0
Greektown Lease	1	Regional	51.3
Hard Rock Cincinnati Lease	1	Regional	44.7
Caesars Southern Indiana Lease	1	Regional	33.0
Century Master Lease	3	Regional	25.5
Margaritaville Lease	1	Regional	23.8
Total Annualized Contractual Rent	**43**		**$2,667.7**

	Principal Balance as of September 30, 2022	Blended Interest Rate	Annualized Income from Loans
Annualized Contractual Income from Loans			
Senior Secured Loans	$474.2	7.8%	$37.2
Mezzanine Loans	111.6	7.9%	$8.8
Total Annualized Contractual Income from Loans	**$585.8**	**7.9%**	**$46.0**
Total Annualized Contractual Rent and Income from Loans			**$2,713.7**

1. MGM Grand and Mandalay Bay are owned by a joint venture with Blackstone Real Estate Income Trust, Inc. ("BREIT"), in which VICI owns a 50.1% interest following the acquisition of MGP.

VICI Q3 2022 Supplemental Financial & Operating Data

15

VICI Q3 2022 Supplemental Financial & Operating Data 16 2022 Guidance Updated Guidance Prior Guidance For the Year Ending December 31, 2022: Low High Low High Estimated Adjusted Funds From Operations (AFFO) $1,682.0 $1,692.0 $1,660.0 $1,690.0 Estimated Adjusted Funds From Operations (AFFO) per common diluted share $1.91 $1.92 $1.89 $1.92 Estimated Weighted Average Common Share Count at Year End (in millions) 879.3 879.3 879.3 879.3 2022 Guidance The Company is updating AFFO guidance for the full year 2022. The Company estimates AFFO for the year ending December 31, 2022 will be between $1,682.0 million and $1,692.0 million, or between $1.91 and $1.92 per diluted common share. Guidance does not include the impact on operating results from any possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. The following is a summary of the Company’s updated full-year 2022 guidance: The above per share estimates reflect the dilutive effect of the pending 11,380,980 shares related to the June 2022 Forward Sale Agreement and 3,918,807 shares related to the August 2022 Forward Sale Agreement as calculated under the treasury stock method. VICI OP Units held by a third party are reflected as non-controlling interests and the income allocable to them is deducted from net income to arrive at net income attributable to common stockholders and AFFO; accordingly, guidance represents AFFO per share attributable to common stockholders based solely on outstanding shares of VICI common stock. In determining AFFO, the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable GAAP financial measure. For more information, see “Non-GAAP Financial Measures.” The Company is unable to provide a reconciliation of its stated AFFO guidance to net income attributable to common stockholders because it is unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of the Company's control and may not be reliably predicted, including its tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results, the impact of these adjustments could be material, individually or in the aggregate, to the Company's reported GAAP results. The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this presentation. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. ($ in millions, except per share data)

Debt Detail

($ in thousands)

VICI

Debt	Maturity Date	Coupon Rate	Effective Rate	As of September 30, 2022 Face Value	% of Total Debt	Carrying Value[1]
Senior Unsecured Debt[2]						
$2.5Bn Revolving Credit Facility	3/31/2027[3]	SOFR+1.05%[4]	SOFR+1.05%[4]	-	-	-
$1.0Bn Delayed Draw Term Loan	3/31/2027[3]	SOFR+1.20%[4]	SOFR+1.20%[4]	-	-	-
2024 Bond Maturity						
5.625% Notes due 2024[5]	5/1/2024	5.625%	5.625%	1,050,000	6.8%	1,056,092
2025 Bond Maturities						
3.500% Notes due 2025	2/15/2025	3.500%	3.500%	750,000	4.9%	744,434
4.375% Notes due 2025	5/15/2025	4.375%	4.375%	500,000	3.2%	495,927
4.625% Notes due 2025[5]	6/15/2025	4.625%	4.625%	800,000	5.2%	782,690
2026 Bond Maturities						
4.500% Notes due 2026[5]	9/1/2026	4.500%	4.500%	500,000	3.2%	480,328
4.250% Notes due 2026	12/1/2026	4.250%	4.250%	1,250,000	8.1%	1,238,112
2027 Bond Maturities						
5.750% Notes due 2027[5]	2/1/2027	5.750%	5.750%	750,000	4.9%	759,575
3.750% Notes due 2027	2/15/2027	3.750%	3.750%	750,000	4.9%	742,667
2028 Bond Maturities						
4.500% Notes due 2028[5]	1/15/2028	4.500%	4.500%	350,000	2.3%	336,560
4.750% Notes due 2028	2/15/2028	4.750%	4.516%[6]	1,250,000	8.1%	1,236,455
2029 Bond Maturities						
3.875% Notes due 2029[5]	2/15/2029	3.875%	3.875%	750,000	4.9%	678,166
4.625% Notes due 2029	12/1/2029	4.625%	4.625%	1,000,000	6.5%	988,531
2030 Bond Maturities						
4.950% Notes due 2030	2/15/2030	4.950%	4.541%[6]	1,000,000	6.5%	987,186
4.125% Notes due 2030	8/15/2030	4.125%	4.125%	1,000,000	6.5%	988,253
2032 Bond Maturity						
5.125% Notes due 2032	5/15/2032	5.125%	3.980%[6]	1,500,000	9.7%	1,480,290
2025 Bond Maturity						
5.625% Notes due 2052	5/15/2052	5.625%	5.625%	750,000	4.9%	735,237
Total Unsecured Debt	-	-	-	**$13,950,000**	**90.3%**	**$13,730,503**
50.1% Pro Rata Share of BREIT JV Debt (unconsolidated)	3/5/2032	3.558%	3.558%	1,503,000	9.7%	1,500,578
Total Debt		**4.56%**	**4.40%[6]**	**$15,453,000**	**100.0%**	**$15,231,081**
Fixed Rate Debt Outstanding				*100%*		
Weighted Average Years to Maturity				*6.9 Years*		

1. Carrying value is net of unamortized original issue discount and unamortized debt issuance costs.
2. Holders of the senior notes, as well as the trustee under the governing indentures and the administrative agent and lenders under VICI's Credit Agreement, benefit from a limited pledge of the equity of VICI Properties L.P. ("VICI LP"). Refer to Note 7 - Debt within our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 for further details.
3. Maturity date shown inclusive of applicable extension options.
4. Facility fees on total commitments (0.15%-0.375% depending on VICI LP's ratings).
5. Issued in exchange for senior notes originally issued by MGP OP pursuant to the related exchange offers, which settled on April 29, 2022 in connection with the closing of the MGP acquisition. Principal amounts listed include unexchanged MGP OP notes which remain outstanding, totaling $90.0 million in the aggregate.
6. Interest rates represent the contractual interest rates adjusted to account for the impact of the forward-starting interest rate swaps and treasury locks. Refer to page 26 of this presentation and Note 8 – Derivatives within our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, for further details.

VICI Q3 2022 Supplemental Financial & Operating Data 17

VICI Q3 2022 Supplemental Financial & Operating Data 18 1. Following the closing of the MGP acquisition, MGM holds ~1.3% of the outstanding OP Units, which may be redeemed for cash or, at VICI's election, shares of common stock. 2. See "Non-GAAP Financial Measures" on pages 10-11 of this presentation for the reconciliations, and "Definitions of Non-GAAP Financial Measures" on page 29 of this presentation for the definitions, of these Non-GAAP Financial Measures. 3. Assumes the physical settlement of the 11,380,980 shares under the June 2022 ATM Forward Sale Agreement at the forward sale price per share of $31.36, and the 3,918,807 shares under the August 2022 ATM Forward Sale Agreement at the forward price per share of $34.08, calculated as of September 30, 2022. Capitalization & Key Credit Metrics ($ in thousands, except share and per share data) Equity Capitalization Shares Outstanding 963,093,424 Third-Party OP Units Outstanding1 12,231,373 Share Price $29.85 Equity Market Capitalization $29,113,445 Total Enterprise Value Total Debt plus Equity Market Capitalization 44,566,445 Less: Cash, Cash Equivalents & Short-Term Investments 726,105 Total Enterprise Value $43,840,340 Total Liquidity as of September 30, 2022 Revolving Credit Facility Capacity 2,500,000 Delayed Draw Term Loan Capacity 1,000,000 Outstanding Forward Sale Agreement Proceeds3 490,442 Cash, Cash Equivalents & Short-Term Investments 726,105 Total Liquidity as of September 30, 2022 $4,716,547 Q3’22 LQA Net Leverage Q3’22 Adj. EBITDA2 $638,614 Annualized Q3’22 Adj. EBITDA 2,554,456 Net Debt 14,726,895 LQA Net Leverage 5.8x Debt Capitalization As of September 30, 2022 Revolving Credit Facility and Delayed Draw Term Loan - Senior Unsecured Notes 13,950,000 50.1% Pro Rata Share of BREIT JV Debt (unconsolidated) 1,503,000 Total Debt $15,453,000 Debt 34.7% Equity 65.3% Capital Structure as of September 30, 2022 VICI Issuer Credit Ratings Moody’s: Ba1 / Stable Outlook S&P: BBB‐ / Stable Outlook Fitch: BBB‐ / Stable Outlook

Portfolio Diversification[1]

VICI

GEOGRAPHIC DIVERSIFICATION ACROSS 15 STATES

At Formation (2017)



26%
Las Vegas
74%
Regional

Portfolio Pro Forma for Pending Transactions[2,3]



44%
Las Vegas
56%
Regional

LONG-TERM PARTNERSHIPS WITH 9 TENANTS

At Formation (2017)



CAESARS ENTERTAINMENT
100%

Portfolio Pro Forma for Pending Transactions[3]



CAESARS ENTERTAINMENT
43%
MGM RESORTS INTERNATIONAL
33%
THE VENETIAN
9%
Hard Rock
5%
PENN ENTERTAINMENT
3%
JACK ENTERTAINMENT
3%
CENTURY CASINOS
2%
CHEROKEE NATION Entertainment
1%
1%

1. Based on annualized contractual rent as of November 2022.
2. MGM Master Lease rent is allocated based on internal rent allocations by property location.
3. Pro forma for (i) VICI's announced acquisition of the leasehold interest of Rocky Gap, (ii) MGM's pending sale of the operations of the Mirage to Hard Rock and (iii) MGM's pending sale of the operations of Gold Strike to CNE Gaming Holdings LLC, a subsidiary of Cherokee Nation, all of which are both subject to customary closing conditions and regulatory approvals. No assurance can be provided that these transactions will close on the anticipated timeline or at all. Please refer to page 25 of this presentation for additional details regarding these pending transactions.

VICI Q3 2022 Supplemental Financial & Operating Data 19

Portfolio Overview

(Square footage shown in thousands)

Major MSAs Served	Property	Location	Total Sq. Ft.	Casino Sq. Ft.	Meeting Sq. Ft.	Slot Machines	Table Games	Hotel Rooms
Boston	MGM Springfield	Springfield, MA	2,000	106	34	1,571	52	240
Chicago	Horseshoe Hammond	Hammond, IN	1,716	117	--	1,970	120	--
	Harrah's Joliet[1]	Joliet, IL	1,011	39	6	880	20	200
Cincinnati	Hard Rock Cincinnati	Cincinnati, OH	1,482	100	33	1,800	100	--
Cleveland	JACK Cleveland	Cleveland, OH	844	96	--	1,330	120	--
	JACK Thistledown	North Randall, OH	1,004	57	--	1,480	--	--
	MGM Northfield Park	Northfield, OH	724	73	--	1,669	--	--
Dallas	Horseshoe Bossier City	Bossier City, LA	1,419	28	22	1,060	60	600
	Margaritaville Bossier City	Bossier City, LA	380	30	--	986	50	395
Detroit	Hollywood Casino at Greektown	Detroit, MI	2,200	100	14	2,155	64	400
	MGM Grand Detroit	Detroit, MI	3,220	147	30	2,817	140	400
Kansas City	Harrah's North Kansas City	North Kansas City, MO	1,435	60	13	960	60	390
Las Vegas	Caesars Palace Las Vegas	Las Vegas, NV	8,579	124	300	1,400	180	3,970
	Excalibur	Las Vegas, NV	2,860	93	25	894	42	3,981
	Harrah's Las Vegas	Las Vegas, NV	4,100	89	24	1,070	60	2,540
	Luxor	Las Vegas, NV	3,398	101	35	819	45	4,397
	Mandalay Bay[2]	Las Vegas, NV	9,581	152	2,121	990	69	4,750
	MGM Grand Las Vegas[2]	Las Vegas, NV	9,068	169	850	1,245	122	6,071
	The Mirage	Las Vegas, NV	4,795	94	170	835	71	3,044
	New York - New York & The Park	Las Vegas, NV	2,765	81	31	893	54	2,024
	Park MGM	Las Vegas, NV	5,099	66	77	745	65	2,898
	The Venetian Resort Las Vegas	Las Vegas, NV	16,970	225	2,300	1,480	210	7,100
Laughlin	Harrah's Laughlin	Laughlin, NV	1,413	58	7	760	40	1,510
Louisville	Caesars Southern Indiana	Elizabeth, IN	2,510	74	24	1,100	90	500
Memphis	Gold Strike Tunica	Tunica, MS	1,460	57	17	1,082	61	1,109
	Horseshoe Tunica	Robinsonville, MS	1,008	63	20	970	100	510

1. Owned by Harrah's Joliet Landco LLC, a joint venture of which a subsidiary of VICI is the 80% owner and managing member.
2. MGM Grand and Mandalay Bay are owned by a joint venture with BREIT, in which VICI owns a 50.1% interest following the acquisition of MGP.

VICI Q3 2022 Supplemental Financial & Operating Data

20

VICI

Portfolio Overview (Continued)

(Square footage shown in thousands)

Major MSAs Served	Property	Location	Total Sq. Ft.	Casino Sq. Ft.	Meeting Sq. Ft.	Slot Machines	Table Games	Hotel Rooms
Nashville	Harrah's Metropolis	Metropolis, IL	474	24	--	650	20	210
New Orleans	Beau Rivage	Biloxi, MS	3,633	85	50	1,516	75	1,740
	Harrah's Gulf Coast	Biloxi, MS	1,031	32	--	600	30	500
	Harrah's New Orleans	New Orleans, LA	1,180	104	47	1,260	120	450
New York	Empire City	Yonkers, NY	549	137	0	4,696	0	0
Omaha	Harrah's Council Bluffs	Council Bluffs, IA	790	23	6	510	20	250
	Horseshoe Council Bluffs	Council Bluffs, IA	632	55	--	1,330	60	150
Pittsburgh	Mountaineer Casino	New Cumberland, WV	890	72	70	1,110	35	357
Philadelphia	Borgata	Atlantic City, NJ	5,673	213	106	2,816	163	2,767
	Caesars Atlantic City	Atlantic City, NJ	3,816	113	29	1,900	130	1,150
	Harrah's Atlantic City	Atlantic City, NJ	4,470	150	125	1,860	130	2,590
	Harrah's Philadelphia	Chester, PA	2,000	100	12	1,700	70	--
San Francisco /Sacramento	Harvey's Lake Tahoe	Lake Tahoe, NV	1,670	51	19	600	30	740
	Harrah's Lake Tahoe	Stateline, NV	1,057	54	18	720	60	510
St. Louis	Century Casino Cape Girardeau	Cape Girardeau, MO	170	42	8	839	23	--
	Century Casino Caruthersville	Caruthersville, MO	90	21	12	525	9	--
Washington D.C.	MGM National Harbor	Prince George's County, MD	3,349	150	50	2,123	158	308
Total VICI Leased Property Portfolio								
20 MSAs	**43 Properties**	**15 States**	**122,516**	**3,825**	**6,705**	**57,716**	**3,128**	**58,751**
Golf Courses[1]	Cascata Golf Course	Boulder City, NV	37	--	--	--	--	--
	Rio Secco Golf Course	Henderson, NV	30	--	--	--	--	--
	Grand Bear Golf Course	Saucier, MS	5	--	--	--	--	--
	Chariot Run Golf Course	Laconia, IN	5	--	--	--	--	--

1. Subsequent to quarter end, on October 1, 2022, VICI entered into a management agreement with CDN Golf Management Inc. ("CDN"), an affiliate of Cabot, pursuant to which CDN manages and operates VICI's golf courses.

VICI Q3 2022 Supplemental Financial & Operating Data

21

Summary of Current Lease Terms

VICI

	MGM Master Lease	Caesars Regional Master Lease and Joliet Lease[1]	Caesars Las Vegas Master Lease[1]	Venetian Resort Las Vegas Lease
Tenant	MGM Resorts International	Caesars Entertainment	Caesars Entertainment	Affiliate of funds managed by affiliates of Apollo Global Management, Inc.
Annual Cash Rent as of November 2022	$860.0 million	$703.7 million[2]	$454.5 million	$250.0 million
Current Lease Year	Apr. 29, 2022 – Apr. 30, 2023 Lease Year 1	Nov. 1, 2022 – Oct. 31, 2023 Lease Year 6	Nov. 1, 2022 – Oct. 31, 2023 Lease Year 6	Feb. 23, 2022 – Feb. 28, 2023[3] Lease Year 1
Annual Escalator	2% in years 2-10 >2% / change in CPI thereafter (capped at 3%)	>2% / change in CPI, subject to 2% floor	>2% / change in CPI, subject to 2% floor[4]	>2% / change in CPI (capped at 3%), beginning in year 2
Coverage Floor	None	None	None	None
Rent Adjustment[5]	None	Year 8: 70% Base / 30% Variable Year 11 & 16: 80% Base / 20% Variable	Year 8, 11 & 16: 80% Base / 20% Variable	None
Variable Rent Adjustment Mechanic[5]	None	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	None
Term	25-year initial term with three 10-year renewal options	18-year initial term with four 5-year renewal options		30-year initial term with two 10-year renewal options
Guarantor	MGM Resorts International	Caesars Entertainment, Inc.	Caesars Entertainment, Inc.	Las Vegas Sands Corp. provides contingent lease payment support through 2023, which will terminate after (i) 2022 if 2022 EBITDAR ≥ $550mm or (ii) a change of control occurs
Capex	1% of Net Revenues	Minimum of 1% of Net Revenue annually, with rolling three-year minimum (allocated among Caesars Palace and regional properties)	Minimum of 1% of Net Revenue annually, with rolling three-year minimum (allocated among Caesars Palace and Harrah's Las Vegas)	2.0% of Net Revenues annually (exclusive of gaming equipment) on a rolling three-year basis with ramp up

1. The Caesars Regional Master Lease and Joliet Lease consists of 16 Caesars properties leased from VICI and the Caesars Las Vegas Master Lease consists of Caesars Palace Las Vegas and Harrah's Las Vegas.
2. Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, Current Annual Cash Rent is $694.6 million.
3. Lease year 1 ends on the earlier of (i) February 28, 2024 and (ii) the first day of the first month following the month in which the net revenue of the Venetian Resort Las Vegas for the trailing 12 months equals or exceeds 2019 net revenue.
4. Annual escalation does not apply to $35 million of rent attributable to the Octavius Tower at Caesars Palace Las Vegas.
5. Rent adjustments in the Caesars Regional Master Lease and Caesars Las Vegas Master Lease occur in lease years based on a lease commencement date of October 6, 2017.

VICI Q3 2022 Supplemental Financial & Operating Data

22

Summary of Current Lease Terms (Continued)

VICI

	MGM Grand & Mandalay Bay BREIT JV Master Lease	JACK Cleveland / Thistledown Master Lease	Greektown Lease	Hard Rock Cincinnati Lease
Tenant	MGM Resorts International	JACK Entertainment	PENN Entertainment	Hard Rock Entertainment
Annual Cash Rent as of November 2022	$303.8 million (VICI's Pro Rata Share: $152.2 million)	$69.0 million	$51.3 million	$44.7 million
Current Lease Year	Mar. 1, 2022 – Feb. 28, 2023 Lease Year 3	Feb. 1, 2022 – Jan. 31, 2023 Lease Year 3	June 1, 2022 – May 31, 2023 Lease Year 4	Oct. 1, 2022 – Sept. 30, 2023 Lease Year 4
Annual Escalator	2% in years 2-15 >2% / change in CPI thereafter (capped at 3%)	1.0% in years 3 1.5% in years 4-6 >1.5% / change in CPI thereafter (capped at 2.5%)	2% for Building Base Rent ($42.8 million)	1.5% in years 2-4 > 2.0% / change in CPI thereafter[1]
Coverage Floor	None	None	Net Revenue to Rent Ratio to be mutually agreed upon prior to the commencement of lease year 5	None
Rent Adjustment	None	None	Percentage (Variable) Rent adjusts every 2 years beginning in year 5	Year 8: 80% Base (subject to escalator) / 20% Variable
Variable Rent Adjustment Mechanic	None	None	4% of the average net revenues for trailing 2-year period less threshold amount	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3
Term	30-year initial term with two 10-year renewal options	Initial term of 20 years with three 5-year renewal options	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options
Guarantor	MGM Resorts International	Rock Ohio Ventures LLC	PENN Entertainment	Seminole Hard Rock Entertainment, Inc.
Capex	3.5% of Net Revenues based on 5-year rolling test (subject to minimum 2.5% for each property); 1.5% monthly revenues	Initial minimum of $30 million in first 3 years; 1% of Net Revenues beginning in lease year 4, based on a rolling three-year basis[2]	Minimum 1% of Net Revenues based on a four-year average	Minimum 1% of Net Revenues

1. Starting in lease year 5, if the change in CPI is less than 0.5%, there will be no escalation in rent for such lease year.
2. Minimum of $30 million includes amounts spent on the gaming patio amenity at JACK Thistledown Racino, gaming equipment and the May Company Garage from the period commencing April 1, 2019 until December 31, 2022.

VICI Q3 2022 Supplemental Financial & Operating Data 23

Summary of Current Lease Terms (Continued)

VICI

	Caesars Southern Indiana Lease	Century Master Lease[1]	Margaritaville Bossier City Lease
Tenant	Eastern Band of Cherokee Indians	Century Casinos	PENN Entertainment
Annual Cash Rent as of November 2022	$33.0 million	$25.5 million	$23.8 million
Current Lease Year	Sept. 3, 2022 – Aug. 31, 2023 Lease Year 2	Jan. 1, 2022 – Dec. 31, 2022 Lease Year 3	Feb. 1, 2022 – Jan. 31, 2023 Lease Year 4
Annual Escalator	1.5% in years 2-5 >2% / change in CPI thereafter	1.0% in years 2-3 > 1.25% / change in CPI thereafter	2% for Building Base Rent ($17.2 million)
Coverage Floor	None	Net Revenue to Rent Ratio: 7.5x beginning in year 6	Net Revenue to Rent Ratio: 6.1x beginning in year 2
Rent Adjustment	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable	Year 8 & 11: 80% Base (subject to escalator)	Percentage (Variable) Rent adjusts every 2 years beginning in year 3
Variable Rent Adjustment Mechanic	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2[2] Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of the average net revenues for trailing 2-year period less threshold amount
Term	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options	15-year initial term with four 5-year renewal options
Guarantor	Eastern Band of Cherokee Indians	Century Casinos, Inc.	PENN Entertainment
Capex	1% of annual Net Revenues	Minimum 1% of Net Revenues on a rolling three-year basis for each individual facility; 1% of Net Gaming Revenue per fiscal year for the facilities collectively	Minimum 1% of Net Revenues based on a four-year average

1. Pro forma for the pending acquisition of the leasehold interest of Rocky Gap, the Century Master Lease will be amended to include incremental rent of $15.5 million, remove the variable rent provisions and eliminate the coverage floor concept.
2. With respect to lease year 0, for the period Caesars Southern Indiana was closed in 2020 due to COVID-19, the Caesars Southern Indiana Lease will provide for the use of 2019 net revenues, pro rated for the period of such closure.

VICI Q3 2022 Supplemental Financial & Operating Data

24

Recently Announced Transaction Activity

VICI

Pending Transactions[1]

Property	Announcement Date	Status	Rent	Purchase Price	Tenant
The Mirage Hotel & Casino Lease[2] (Las Vegas, NV)	12/13/2021	Hard Rock acquisition of Mirage OpCo expected to close Q4 2022	$90.0 million *(MGM Master Lease rent will be reduced by the $90 million attributable to the Mirage upon closing)*	N/A	Hard Rock International
Gold Strike Casino Resort[3] (Tunica, MS)	6/9/2022	Cherokee Nation acquisition of Gold Strike OpCo expected to close H1 2023	$40.0 million *(MGM Master Lease rent will be reduced by the $40 million attributable to Gold Strike upon closing)*	N/A	Cherokee Nation
Rocky Gap Casino Resort[4] (Flintstone, MD)	8/25/2022	VICI acquisition of Rocky Gap real estate interest and Century Casinos acquisition of Rocky Gap OpCo expected H1 2023	$15.5 million	$203.9 million	Century Casinos

1. Subject to customary closing conditions and regulatory approvals; no assurances can be provided that these transactions will close on the anticipated timeline or at all.
2. On December 13, 2021, in connection with MGM's agreement to sell the operations of the Mirage to Hard Rock, VICI agreed to enter into a separate lease with Hard Rock related to the land and real estate assets of the Mirage. Upon closing of the transaction, the MGM Master Lease will be amended to reflect the removal of the Mirage and annual rent payments will be reduced by $90.0 million.
3. On June 9, 2022, in connection with MGM's agreement to sell the operations of Gold Strike to Cherokee Nation, VICI agreed to enter into a separate lease with Cherokee Nation related to the land and real estate assets of Gold Strike. Upon closing of the transaction, the MGM Master Lease will be amended to reflect the removal of Gold Strike and annual rent payments will be reduced by $40.0 million.
4. On August 24, 2022, VICI entered into definitive agreements to acquire from Golden Entertainment Inc. the interest in the land and buildings associated with Rocky Gap for approximately $203.9 million in cash. Century has agreed to acquire the operating assets of Rocky Gap for approximately $56.1 million. Simultaneous with the closing of the transaction, Rocky Gap will be added to the existing Century Master Lease and annual rent will increase by $15.5 million.

VICI Q3 2022 Supplemental Financial & Operating Data

25

Investment & Capital Markets Activities

VICI

Recently Completed Transactions

Property / Loan	Announcement Date	Closing Date	Rent / Income	Cap Rate / Yield	Price / Loan Size	Tenant / Borrower
Canyon Ranch Austin Loan	10/18/2022	10/7/2022	-	-	Up to $200 million	Canyon Ranch
Great Wolf Gulf Coast Texas Mezzanine Loan	9/22/2022	8/30/2022	-	-	Up to $127 million	Great Wolf Resorts
Great Wolf South Florida Mezzanine Loan	7/14/2022	7/1/2022	-	-	Up to $59 million	Great Wolf Resorts
Cabot Citrus Farms Loan	6/6/2022	6/6/2022	-	-	Up to $120 million	Cabot Citrus Farms
MGM Growth Properties' Portfolio	8/4/2021	4/29/2022	$1.0 billion	-	~$17 billion	MGM Resorts International
BigShots Golf Loan	9/15/2021	4/7/2022	-	-	Up to $80 million	BigShots Golf, a subsidiary of ClubCorp Holdings, Inc.
The Venetian Resort Las Vegas	3/3/2021	2/23/2022	$250 million	6.25%	$4 billion	Affiliate of Apollo Global Management, Inc.

Financing Activities

Debt Capital Markets

Inaugural Investment Grade Unsecured Notes Offering of $5.0 billion

- On April 29, 2022, issued $500 million 3-Year Notes at 4.375%, $1.25 billion 5-Year Notes at 4.750%, $1.0 billion 7-Year Notes at 4.950%, $1.5 billion 10-Year Notes at 5.125% and $750 million 30-Year Notes at 5.625%

Entered into New $3.5 billion Unsecured Credit Facility

- On February 8, 2022, entered into a new $2.5 billion unsecured revolving credit facility and $1.0 billion unsecured delayed draw term loan facility and concurrently terminated the secured $1.0 billion revolving credit facility
- On February 18, 2022, drew $600.0 million on our revolving credit facility in connection with the closing of the Venetian acquisition. On April 29, 2022, utilized funds from the April 2022 notes offering and cash on hand to pay down the outstanding balance

Interest Rate Swap and Treasury Lock Agreements

- From December 2021 to April 2022, entered into forward-starting interest rate swaps and U.S. Treasury rate locks with a notional amount of $3.0 billion to hedge against changes in future cash flows resulting from changes in interest rates
- In connection with the April 2022 notes offering, settled the swaps and treasury locks for total proceeds of $206.8 million to be amortized into interest expense in future periods

Equity Capital Markets

Up to $1.0 billion At-the-Market (ATM) Equity Program

- During Q3 2022, sold 3.9 million shares of common stock subject to a forward sale agreement at a weighted average price of $34.73 per share for gross proceeds of ~$136.1 million[1]
- During Q2 2022, sold 11.4 million shares of common stock subject to a forward sale agreement at a weighted average price of $32.28 per share for gross proceeds of ~$367.4 million[1]

$3.4 billion Follow-On Equity Offering at $29.50 per share

- On September 14, 2021, offered 115.0 million shares and issued 65.0 million shares with the remaining 50.0 million shares issued upon settlement of the forward sale agreements on February 18, 2022

$2.0 billion Follow-On Equity Offering at $29.00 per share

- On March 3, 2021, offered 69.0 million shares issued upon settlement of the forward sale agreements on February 18, 2022

1. Proceeds to be received upon settlement of the forward sales agreements and issuance of shares.

VICI Q3 2022 Supplemental Financial & Operating Data

26

VICI Q3 2022 Supplemental Financial & Operating Data 27 Gaming Embedded Growth Pipeline The descriptions of the Put/Call Agreements and ROFR Agreements herein are presented as a summary of such agreements, which are or may be subject to additional terms and conditions as described in the applicable agreements. Put/Call Agreements Harrah’s Hoosier Park and Horseshoe Indianapolis: VICI has the right to call Harrah’s Hoosier Park and Horseshoe Indianapolis from Caesars at a 13.0x multiple (7.7% cap rate) of the initial annual rent of each facility in a sale leaseback transaction. Caesars has the right to put Harrah’s Hoosier Park and Horseshoe Indianapolis to VICI at a 12.5x multiple (8.0% cap rate) of the initial annual rent of each facility in a sale leaseback transaction. The put/call agreement can be exercised between January 1, 2022 and December 31, 2024. Caesars Forum Convention Center: VICI has the right to call the Caesars Forum Convention Center from Caesars at a 13.0x multiple (7.7% cap rate) of the initial annual rent in a sale leaseback transaction between September 18, 2025 and December 31, 2026. Caesars has the right to put the Caesars Forum Convention Center to VICI at a 13.0x multiple (7.7% cap rate) of the initial annual rent in a sale leaseback transaction between January 1, 2024 and December 31, 2024. Right of First Refusal (“ROFR”) Agreements Las Vegas Strip Assets1: VICI has a ROFR to acquire the land and real estate assets of each of the first two of certain specified Las Vegas Strip assets should the properties be sold by Caesars, whether pursuant to an OpCo/PropCo or a WholeCo sale. The first property subject to the ROFR will be one of: Flamingo Las Vegas, Bally’s Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino. The second property subject to the ROFR will be selected from one of the aforementioned four properties plus The LINQ Hotel & Casino. Horseshoe Casino Baltimore1,2: VICI has a ROFR to enter into a sale leaseback transaction with respect to the land and real estate assets of Horseshoe Baltimore should the property be sold by Caesars. Caesars Virginia Development1,2: VICI has a ROFR to enter into a sale leaseback transaction with respect to the land and real estate assets associated with the development of a new casino resort in Danville, Virginia by Caesars and EBCI. 1. Caesars does not have a contractual obligation to sell the properties subject to the ROFR Agreements and will make an independent financial decision regarding whether to trigger the ROFR agreements and VICI will make an independent financial decision whether to purchase the properties. 2. Subject to any consent required from Caesars’ applicable joint venture partners.

VICI Q3 2022 Supplemental Financial & Operating Data 28 Non‐Gaming Embedded Growth Pipeline The descriptions of the Put/Call Agreements and Purchase Right Agreements herein are presented as a summary of such agreements, which are or may be subject to additional terms and conditions as described in the applicable agreements. Call Agreements BigShots Golf: VICI has the right to call the real estate assets associated with any BigShots Golf facility financed by VICI in a sale-leaseback transaction. Canyon Ranch Austin: In connection with VICI’s $200 million delayed draw term loan to Canyon Ranch, VICI has the right to call the real estate assets of Canyon Ranch Austin at pre-negotiated terms in a sale-leaseback transaction for up to 24 months following stabilization. In connection with the sale leaseback, VICI and Canyon Ranch would enter into a triple-net lease with an initial term of 25 years, with eight 5-year tenant renewal options. Longer Term Financing Partnerships Chelsea Piers New York: VICI entered into an agreement with Chelsea Piers for the life of the existing mortgage loan, subject to a minimum of 5 years, that could lead to a longer-term financing partnership in the future. Great Wolf: Pursuant to a non-binding letter agreement, VICI has the opportunity for a period of up to 5 years to provide a total of $300 million of mezzanine financing (including the existing $80 million, $59 million and $127 million financings) for the development and construction of Great Wolf’s extensive domestic and international indoor water park resort pipeline. BigShots Golf: VICI has the opportunity to provide up to $80 million of mortgage financing for the construction of up to five new BigShots Golf™ facilities throughout the United States. As long as the BigShots loan remains outstanding, VICI will have the right of first offer on debt financing for the development of BigShots Golf facilities. Cabot Citrus Farms: In connection with VICI’s $120 million delayed draw term loan to Cabot, VICI also entered into a purchase and sale agreement, pursuant to which VICI will convert a portion of the Cabot Citrus Farms loan into the ownership of certain Cabot Citrus Farms real estate assets and simultaneously enter into a triple-net lease with Cabot that has an initial term of 25 years, with five 5-year tenant renewal options. Canyon Ranch: VICI entered into a right of first offer agreement on future financing opportunities with Canyon Ranch for funding of certain facilities until the earlier of five years from the commencement of the Canyon Ranch Austin lease or the date VICI is no longer landlord. Purchase Right Agreements Canyon Ranch Lenox & Canyon Ranch Tucson1: VICI has a purchase option to acquire the real estate assets associated with the existing Canyon Ranch Tucson in Tucson, Arizona and Canyon Ranch Lenox in Lenox, Massachusetts should Canyon Ranch elect to sell the real estate of either property through a sale leaseback for a specific period of time, subject to certain exceptions. If the purchase right(s) are exercised, Canyon Ranch would continue to operate the applicable wellness resorts subject to a long-term triple-net lease with VICI. 1. Canyon Ranch does not have a contractual obligation to sell the properties subject to the purchase right agreements and will make an independent financial decision regarding whether to trigger the purchase right agreements and VICI will make an independent financial decision whether to purchase the properties.

VICI Q3 2022 Supplemental Financial & Operating Data 29 Definitions of Non‐GAAP Financial Measures FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by the National Association of Real Estate Investment Trusts (NAREIT), we define FFO as VICI’s net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control, (iv) impairment write- downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) our proportionate share of such adjustments from our investment in unconsolidated affiliate. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate VICI’s performance. We calculate VICI’s AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate, gains (or losses) on debt extinguishment and interest rate swap settlements, other non-recurring non-cash transactions, our proportionate share of non-cash adjustments from our investment in unconsolidated affiliate (including the amortization of any basis differences) with respect to certain of the foregoing and non-cash adjustments attributable to non-controlling interest with respect to certain of the foregoing. We calculate VICI’s Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense (including the impact of the forward-starting interest rate swaps and treasury locks) and interest income (collectively, interest expense, net), income tax expense and our proportionate share of such adjustments from our investment in unconsolidated affiliate. These non-GAAP financial measures: (i) do not represent VICI’s cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to VICI’s net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to VICI’s cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of VICI’s financial results in accordance with GAAP.